                            AGREEMENT OF JOINT FILING

         The parties listed below agree that the Amendment 12 to Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of them shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: September 25, 2001


                                               AIMCO PROPERTIES, L.P.

                                               By: AIMCO-GP, INC.
                                                   (General Partner)


                                               By: /s/ PATRICK J. FOYE
                                                  ------------------------
                                                  Executive Vice President


                                               AIMCO-GP, INC.


                                               By: /s/ PATRICK J. FOYE
                                                  ------------------------
                                                  Executive Vice President


                                               APARTMENT INVESTMENT AND
                                               MANAGEMENT COMPANY


                                               By: /s/ PATRICK J. FOYE
                                                  ------------------------
                                                  Executive Vice President